                                                                     EXHIBIT 4.2
                                                                     -----------

             NOTE:   See Attached Schedule for Omitted Information

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                      Dial-Thru International Corporation

                         COMMON STOCK PURCHASE WARRANT

                                                         DATED: February 4, 2000

---------------------------------------------------------------------------------------------------------------
Number of Common Shares:      _______                               Holder: __________________________
Purchase Price:               $3.00 per share                               __________________________
Expiration Date:              February 4, 2005                      __________________________
                                                                            __________________________


                  For identification only. The governing terms of this Warrant are set forth below.
---------------------------------------------------------------------------------------------------------------

     Dial-Thru International Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, _________________ (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time prior to February 4, 2005 (the "Exercise Period"), at the Purchase Price hereinafter set forth, _____ ____________ (_______) fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. This Warrant has been issued pursuant to the terms of the Convertible Note and Warrant Subscription Agreement dated of even date herewith.

     The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "Purchase Price") shall initially be $3.00; provided, however, that the Purchase Price shall be adjusted from time to time as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Company" shall mean Dial-Thru International Corporation and any entity that shall succeed or assume the obligations of such corporation hereunder.

________________________________________________________________________________
Common Stock Purchase Warrant - Page 1
(Dial-Thru International Corporation)

          (b) The term "Common Stock" means the Company's common stock, .001 par value per share.

          (c) The term "Warrant Shares" means as of any date during the Exercise Period, that number of shares of Common Stock which shall be exercisable by the Holder hereof pursuant to the terms of this Warrant.

     1.   Exercise of Warrant.
          -------------------

          1.1.  Method of Exercise. This Warrant may be exercised in whole or in
                ------------------
     part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period for up to, but not more than, the number of Warrant Shares at such time, by the Holder hereof by delivery to the Company at its principal office of (i) a notice of exercise (a "Notice of Exercise") substantially in the form attached hereto as Exhibit
                                                                        -------
     A, (ii) evidence satisfactory to the Company of the authority of the person
     -
     executing such Notice of Exercise, (iii) this Warrant, and (iv) payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Exercise Price"). Payment of the Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to the account of the Company. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price and the other documents referred to herein (the "Exercise Date").

          1.2.  Regulation D Restrictions. The Holder hereof represents and
                -------------------------
     warrants to the Company that it has acquired this Warrant and anticipates acquiring the shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for distributing such securities unless such distribution has been registered with the Securities and Exchange Commission or an applicable exemption is available therefor. At the time this Warrant is exercised, the Company may require the Holder to state in the Notice of Exercise such representations concerning the Holder as are necessary or appropriate to assure compliance by the Holder with the Securities Act.

     2.   Delivery of Stock Certificates, etc., on Exercise. As soon as
          -------------------------------------------------
practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder a certificate for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

________________________________________________________________________________
Common Stock Purchase Warrant - Page 2
(Dial-Thru International Corporation)

     3.   Adjustments on Certain Capital Transactions. On the occurrence of any
          -------------------------------------------
of the following events, the following adjustments to the rights granted under this Warrant shall be made:

          3.1. In case the number of outstanding shares of Common Stock of the Company shall be increased by way of a stock dividend, stock split, recapitalization, or other similar means, the number of unexercised shares of Common Stock covered by this Warrant shall be increased by the amount that a like number of shares of outstanding Common Stock shall have been increased as a result of such stock increase and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock increase by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock increase and the denominator of which shall be the number of unexercised shares of Common Stock covered by this Warrant as adjusted for such stock increase.

          3.2. In case the number of outstanding shares of Common Stock of the Company shall be reduced by recapitalization, reverse stock split or otherwise, the number of unexercised shares covered by this Warrant shall be reduced by the amount that a like number of shares of outstanding Common Stock shall have been reduced as a result of such stock reduction and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock reduction by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock reduction and the denominator of which shall be the number of unexercised shares covered by this Warrant as adjusted for such stock reduction.

          3.3. In case the Company shall consolidate with or merge into another corporation, the holder of this Warrant will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have been entitled upon such consolidation or merger ("Other Securities") and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

     4.   Rights as a Shareholder. Holder shall not have any rights as a
          -----------------------
shareholder of the Company with respect to the shares subject to this Warrant.

     5.   Securities Law Requirements. Neither this Warrant nor the Warrant
          ---------------------------
Shares have been registered under the Securities Act or any state securities or blue sky laws. Accordingly, upon (a) any transfer of this Warrant, any transferee of this Warrant or (b) the exercise of this Warrant in whole or in part, and if the Warrant Shares have not been registered under the Securities Act, Holder or any other person exercising this Warrant shall, as applicable, represent and agree in writing satisfactory to the Company that Holder or such other person (a) is acquiring the shares for the purpose of investment and not with a view to distribution thereof, (b) knows

________________________________________________________________________________
Common Stock Purchase Warrant - Page 3
(Dial-Thru International Corporation)
the shares have not been registered under the Securities Act or any state securities or blue sky laws, (c) understands that he must bear the economic risk of said investment for an indefinite period of time until the shares are registered under the Securities Act and applicable state securities or blue sky laws or an exemption from such registration is available, and (d) will not solicit any offer to sell or sell all or any portion of the shares other than pursuant to an opinion of counsel reasonably satisfactory to the Company.

     6.   Reservation of Stock, etc. Issuable on Exercise of Warrant. The
          ----------------------------------------------------------
Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

     7.   Replacement of Warrant. On receipt of evidence reasonably satisfactory
          ----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

     8.   Notices, etc. All notices and other communications hereunder shall be
          ------------
personally delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, at such address of facsimile numbers as may have been furnished to each party by the other in writing.

     9.   Miscellaneous. This Warrant and any term hereof may be changed,
          -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                           [SIGNATURE PAGE FOLLOWS]

________________________________________________________________________________
Common Stock Purchase Warrant - Page 4
(Dial-Thru International Corporation)

DATED as of February 4, 2000.


                              DIAL-THRU INTERNATIONAL CORPORATION


                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________


                              Address:  8100 Jetstar Drive, Suite 100
                                        Irving, Texas 75063
                                        Fax: (972) 929-1616


                              HOLDER:
                              ------


                              ________________________________________


                              Address: ____________________
                                       ____________________
                                       ____________________
                                       Fax:________________


________________________________________________________________________________
Common Stock Purchase Warrant - Page 5
(Dial-Thru International Corporation)

                                   EXHIBIT A


                     FORM OF NOTICE OF EXERCISE - WARRANT
                     ------------------------------------

               (To be executed only upon exercise or conversion
                      of the Warrant in whole or in part)

To Dial-Thru International Corporation

     The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, ______________/1/ shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor of $__________ as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, _________________________________ whose address is ___________________________________________________________________.


Dated:___________________


                            __________________________________________________
                            (Name must conform to name of holder as specified on the face of the Warrant)


                            By: ______________________________________________
                            Name: ____________________________________________
                            Title: ___________________________________________

                            Address of holder:

                            __________________________________________________
                            __________________________________________________
                            __________________________________________________


Date of exercise: __________


___________________________

/1/   Insert the number of shares of Common Stock as to which the accompanying
Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the holder surrendering the same.

                        Schedule of Information Omitted
                      from Common Stock Purchase Warrant
                              (9 Warrants Total)


Holder                   Number of Shares
------                   ----------------

John L. Strauss                37,500
John D. Lelong                  6,250
Robert B. Irwin                12,500
Henry Hermann                  25,000
Carl P. Jayson                  6,250
Peter P. Smith                 15,625
Lester V. Murphy                6,250
Fred Kull                       3,125
Brandon M. Dauson              12,500
                              -------
     Total                    125,000